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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2003

UNITED INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

333-76055
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	43-1025604 (I.R.S. Employer Identification No.)

2150 SCHUETZ ROAD
ST. LOUIS, MISSOURI 63146
(Address of principal executive offices, with zip code)

(314) 427-0780
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 9, 2003

Item 9. Regulation FD Disclosure.

On May 9, 2003, United Industries Corporation (the Company) issued a press release announcing its earnings for the first quarter ended March 31, 2003. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Certain statements contained herein, and in the press release filed as an exhibit to this report, may be "forward-looking statements" within the meaning of section 27A of the securities act of 1933 and section 21G of the securities exchange act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are based on current expectations of the Company. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the financial performance of the Company or its customers, the Company's industry or the economy in general, as well as various other factors described in the Company's filings with the securities exchange commission, including public perception regarding the safety of our products and weather conditions. The Company does not undertake any obligation to update or revise forward-looking statements made by or on its behalf, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United Industries Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIES CORPORATION, Registrant
Dated: May 12, 2003
	By:	/s/ DANIEL J. JOHNSTON
	Name:	Daniel J. Johnston
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 9, 2003

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX